Exhibit 21

Subsidiaries of the Company:

•                  Papa John’s USA, Inc., a Kentucky corporation

•                  PJ Food Service, Inc., a Kentucky corporation

•                  Trans Papa Logistics, Inc., a Kentucky corporation

•                  Preferred Marketing Solutions, Inc., a Kentucky corporation

•                  Risk Services Corp., a Kentucky corporation

•                  Capital Delivery, Ltd., a Kentucky corporation

•                  RSC Insurance Services Ltd., a Bermuda corporation

•                  DEPZZA, Inc., a Delaware corporation

•                  Colonel’s Limited, LLC, a Virginia limited liability company

•                  PJ Holdings, LLC, a Delaware limited liability company

•                  Star Papa, LP, a Delaware limited partnership company

•                  Papa John’s Pizza, Ltd., a United Kingdom corporation

•                  Papa John’s (GB) Holdings Ltd., a United Kingdom corporation

•                  Papa John’s (GB), Ltd., a United Kingdom corporation

•                  Papa John’s Mexico, Inc., a Delaware corporation

•                  Papa John’s Capital, SRL de CV, a Mexican corporation

•                  Equipo Papa John’s, SRL de CV, a Mexican corporation

•                  Papa John’s EUM, SRL de CV, a Mexican corporation

•                  PJ Mexico Franchising SRL de CV, a Mexican corporation

•                  Papa John’s China, LLC, a Delaware limited liability company

•                  Papa John’s Beijing Co., Ltd., a Chinese corporation